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Exhibit 10.1

Neenah Paper, Inc.

$225,000,000
7 3/8% Senior Notes due 2014

Purchase Agreement

November 18, 2004

Citigroup Global Markets Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        Neenah Paper, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $225,000,000 principal amount of its 7 3/8% Senior Notes due 2014 (the "Notes," and together with the Guaranties (as defined below), the "Securities"). The Securities are to be issued under an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"). The Securities will have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date, among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to register a new series of notes (the "Exchange Notes") and related guaranties (the "Exchange Guaranties," and together with the Exchange Notes, the "Exchange Securities") under the Act subject to the terms and conditions therein specified. The Notes will be guaranteed (the "Guaranties") by each of the entities which, upon the consummation of the Spinoff (as defined below), will be direct and indirect subsidiaries of the Company and which are set forth on the signature page hereto (the "Guarantors"). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.

        The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

        The Securities are being offered and sold in connection with the distribution of all of the outstanding capital stock of the Company by its parent, Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark"), to Kimberly-Clark's shareholders (the "Spinoff"), pursuant to a distribution agreement, to be dated as of November 30, 2004, between the Company and Kimberly-Clark (the "Distribution Agreement"). The net proceeds of the offering of the Securities will be used to fund a payment to a subsidiary of Kimberly-Clark as described under the heading "Use of Proceeds" in the Final Memorandum (as defined below). Additionally, the Company and Kimberly-Clark (or, to the extent applicable, one of Kimberly Clark's subsidiaries) will enter into other operative documents, to be dated as of November 30, 2004, as listed on Annex A in connection with the transactions contemplated by the Spinoff (collectively with the Distribution Agreement, the "Spinoff Documents").

        Concurrently with the closing of the offering, the Company and each of the Guarantors will enter into a new $150 million senior secured revolving credit facility with JPMorgan Chase Bank, as administrative agent, and the other lenders signatory thereto (the "New Credit Facility").

        In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated November 5, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto, the "Preliminary Memorandum"), and a final offering memorandum, dated November 18, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Guarantors and the Securities. The Company and the Guarantors hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

        1.    Representations and Warranties.    The Company and the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser as set forth below in this Section 1.

          (a)   The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, as specifically identified in Section 8(b) hereof.

          (b)   None of the Company, the Guarantors, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company and the Guarantors make no representations) has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, the Guarantors, their respective Affiliates and each person acting on its or their behalf (other than the Initial Purchasers, as to which the Company and the Guarantors make no representations) has complied with the offering restrictions requirement of Regulation S.

          (c)   The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (d)   No registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, including as set forth in Section 4(b) hereof, and in the Final Memorandum.

          (e)   Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities, the application of the proceeds thereof as described in the Final Memorandum and the consummation of the Spinoff will be, required to be registered as an "investment company" as defined in the Investment Company Act.

          (f)    The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (g)   None of the Company, the Guarantors, any of their respective Affiliates or any person acting on its or their behalf has paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated in this Agreement).

          (h)   Except as disclosed under "Plan of Distribution" in the Final Memorandum, none of the Company, the Guarantors, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company and the Guarantors make no representations) has taken, directly or indirectly, any action designed to or that has constituted or would cause or result in stabilization or manipulation of the price of the Securities.

          (i)    Each of the Company, the Guarantors and their respective subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or unlimited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is incorporated or formed, as the case may be, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation or unlimited liability company, as the case may be, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below).

          (j)    Immediately after the Spinoff, all the outstanding shares of capital stock of each subsidiary of the Company will be duly authorized and validly issued and will be fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, immediately after the Spinoff, all outstanding shares of capital stock of the subsidiaries of the Company will be owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

          (k)   The statements in the Final Memorandum under the headings "Our Relationship with Kimberly-Clark after the Distribution" (insofar as they purport to describe the documents referred to therein); "Description of the Revolving Credit Facility" (insofar as they purport to constitute a summary of the terms of the New Credit Facility); "Description of the Notes" and "Exchange Offer; Registration Rights" (insofar as they purport to constitute a summary of the terms of the Securities); and "Certain U.S. Federal Income Tax Considerations" (insofar as they purport to describe the provisions of laws and documents referred to therein), fairly summarize in all material respects the matters therein described.

          (l)    This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; the Indenture has been duly authorized by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each of the Guarantors, will constitute a legal, valid and binding obligation of the Company and the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); the Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under this Agreement, will be entitled to the benefits of the Indenture and will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); the Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the holders of the Notes in exchange therefor as contemplated by the Registration Rights Agreement and the Indenture, will have been duly executed and delivered by the Company, will be entitled to the benefits of the Indenture and will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, when executed and delivered by the Company and each of the Guarantors, will constitute a legal, valid and binding obligation of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity and other than the indemnification and contribution provisions in the Registration Rights Agreement, as to which the Company and the Guarantors make no representation or warranty); the Guarantees have been duly and validly authorized by each of the Guarantors, and when the Guarantees have been duly executed by the Guarantors, the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and the Notes and the Guarantees have been delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and, with respect to Neenah Paper Sales, Inc. and Neenah Paper Michigan, Inc. (collectively, the "U.S. Guarantors") only, all the outstanding shares of capital stock of the U.S. Guarantors have been contributed to the Company, the Guarantees will constitute the legal, valid and binding obligations of each of the Guarantors entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Exchange Guarantees have been duly and validly authorized by each of the Guarantors, and when the Exchange Guarantees have been duly executed by the Guarantors, the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and the Exchange Notes and the Exchange Guarantees have been delivered to the holders of the Notes and the Guarantees in exchange therefor as contemplated by the Registration Rights Agreement and the Indenture, the Exchange Guarantees will constitute the legal, valid and binding obligations of each of the Guarantors entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          (m)  Each of the Spinoff Documents has been duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, when duly executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company enforceable against the Company (other than the indemnification and contribution provisions in the Distribution Agreement, as to which the Company and the Guarantors make no representation or warranty) in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          (n)   The New Credit Facility has been duly authorized by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the other parties thereto, when duly executed and delivered by the Company and each of the Guarantors, will constitute a legal, valid and binding obligation of the Company and the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          (o)   All conditions to the completion of the Spinoff set forth in Article VII of the Distribution Agreement, other than the conditions set forth in Section 7.2 with respect to the delivery of the opinion of tax counsel only and Sections 7.6, 7.8 through 7.10 and 7.12 thereof, have been satisfied.

          (p)   No consent, approval, authorization, license, qualification, exemption, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture, in the Registration Rights Agreement or in connection with the consummation of the Spinoff or the New Credit Facility, except (i) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold; (ii) in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act; (iii) such filings and notices that may be required by the appropriate Canadian provincial securities commissions and the payment of any requisite fees therefor; (iv) such consents, approvals and authorizations as may be required by certain Canadian federal, provincial or local regulatory authorities in connection with the assignment of various licenses, agreements and permits the receipt of which will be satisfied or waived at the time the Spinoff is consummated; and (v) those that have been obtained or made and are in full force and effect.

          (q)   None of the execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement or the New Credit Facility, the issuance and sale of the Securities and the Exchange Securities, the consummation of the Spinoff as described in the Final Memorandum or the consummation of any other of the transactions herein or therein contemplated or the fulfillment by the Company and the Guarantors of the terms hereof or thereof, including the use of the proceeds from the offering of the Securities as described in the Final Memorandum, will conflict with, result in a breach or violation or imposition of (other than with respect to the New Credit Facility) any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any of their respective subsidiaries pursuant to, (i) the charter or by-laws of the Company, the Guarantors or any of their respective subsidiaries; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or bound or to which their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Guarantors or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantors, any of their respective subsidiaries or any of their respective properties, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (q) (if any), have a Material Adverse Effect.

          (r)   Except as noted therein, the consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the selected financial data set forth under the caption "Selected Historical Combined Financial Information" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein; the pro forma financial statements included in the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Final Memorandum, the pro forma financial statements included in the Final Memorandum comply as to form with the applicable accounting requirements of Regulation S-X under the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

          (s)   No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors, any of their respective subsidiaries or their respective properties (including those actions, suits and proceedings that will be assumed by the Company or its subsidiaries in connection with the Spinoff) is pending or, to the knowledge of the Company and the Guarantors, threatened that if determined adversely to the Company, the Guarantors or any of their respective subsidiaries (i) would reasonably be expected to have a material adverse effect on the Company's or the Guarantors' ability to perform their respective obligations under this Agreement, the Indenture, the Securities, the Registration Rights Agreement, the New Credit Facility or the consummation of the Spinoff or (ii) would reasonably be expected to have a material adverse effect on the financial condition, prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (t)    Upon completion of the Spinoff, each of the Company, the Guarantors and their respective subsidiaries will own or lease all such properties as are necessary to the conduct of their respective operations as presently conducted and as set forth in the Final Memorandum, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (u)   None of the Company, the Guarantors or any of their respective subsidiaries is in violation or default of (i) any provision of its charter or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Guarantors or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantors, any of their respective subsidiaries or any of their respective properties, as applicable, except in the case of clauses (ii) and (iii) only, such violations or defaults as have not had or would not reasonably be expected to have a Material Adverse Effect.

          (v)   Deloitte & Touche LLP, which has audited certain financial statements of the pulp and paper business of Kimberly-Clark and the Company and delivered its reports with respect to the audited combined financial statements and schedules included in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act.

          (w)  Since the date of the last audited financial statements of the Company included in the Final Memorandum, there has not been any material adverse change in, or affecting, the financial condition, prospects, earnings, business or properties of the Company, the Guarantors and their respective subsidiaries, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (x)   There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company and the Guarantors of the Securities or the Exchange Securities.

          (y)   The Company, the Guarantors and their respective subsidiaries have filed all U.S. federal, state and local, Canadian federal, provincial and local, and foreign tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, if determined adversely to the Company, the Guarantors or their respective subsidiaries, have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (z)   No labor dispute with the employees of the Company, the Guarantors or any of their respective subsidiaries exists or is threatened, except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (aa) The Company, the Guarantors and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Company, the Guarantors or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (bb) No subsidiary of the Company currently is, or immediately following the Spinoff will be, prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (cc) Except as set forth in paragraph (p)(iv) above, the Company, the Guarantors and their respective subsidiaries possess, or immediately following the Spinoff will possess, all material licenses, certificates, permits, consents, orders, approvals and other authorizations issued by the appropriate U.S. federal, state or local, Canadian federal, provincial or local, or foreign regulatory authorities necessary to conduct their respective businesses (collectively, the "Governmental Licenses"), and the Company, the Guarantors and their respective subsidiaries are in compliance in all material respects with the terms and conditions of all such Governmental Licenses; all the Governmental Licenses are valid and in full force and effect; and none of the Company, the Guarantors or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (dd) The Company, the Guarantors and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ee) The Company, the Guarantors and each of their respective subsidiaries are (i) in compliance with any and all applicable U.S. federal, state and local, Canadian federal, provincial and local, and foreign statutes, laws, rules, orders, judgments, decrees and regulations relating to occupational health and safety, the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received and are in compliance with all Governmental Licenses required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law (including, without limitation, being named as a "potentially responsible party" or "person responsible" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended), except where such non-compliance with Environmental Laws, failure to receive required Governmental Licenses, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto). The Company believes that the costs and liabilities associated with the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any Governmental Licenses, any related constraints on operating activities and any potential liabilities to third parties) will not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (ff)  No accumulated funding deficiency, as defined in Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 412 of the Code, whether or not waived, exists with respect to any plan subject to Title IV of ERISA and maintained by the Company or any of the Guarantors for employees of the Company, any of the Guarantors or any member of a "controlled group of corporations," as such term is defined in the Code, of which the Company, any of its subsidiaries or any ERISA Affiliate (as defined below) it may acquire from time to time is a part, or any such plan to which the Company, any of its subsidiaries or any ERISA Affiliate is required to contribute on behalf of its employees (individually, a "Plan"). Each Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the regulations and published interpretations thereunder, except for such failures as would not have a Material Adverse Effect. The Company and the Guarantors do not have any knowledge of any event which could reasonably be expected to result in a liability of any of the Company, the Guarantors or any ERISA Affiliate to the Pension Benefit Guaranty Corporation (other than for the payment of applicable premiums). "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Company, any Guarantor or any of their respective subsidiaries would be treated as a single employer under the provisions of Title I or Title IV of ERISA following the consummation of the Spinoff.

          (gg) Except to the extent a Canadian Pension Plan is the result of a merger and the pre-merger plans were in surplus or that a Canadian Pension Plan or any of its predecessors has been partially wound up while in surplus and a pro rata amount of any surplus was not distributed to the departing plan member, all Canadian Pension Plans (as defined below) and Canadian Benefit Plans (as defined below) are and have been established, operated and administered, in all material respects, in compliance with applicable laws and the terms of such plans (including any applicable collective agreements), and there are no outstanding material defaults or violations thereunder. All material obligations of the Company or any of the Guarantors (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. None of the Canadian Pension Plans is fully funded on a solvency basis or on a going concern basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles). All employer and employee payments, contributions and premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been remitted or paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. "Canadian Pension Plans" means each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada or a registered pension plan under the Income Tax Act (Canada) established, maintained or contributed to by the Company or any Guarantor for their respective employees or former employees, but shall not mean the Canadian Pension Plan that is maintained by the Government of Canada or the Quebec Pension Plan that is maintained by the Government of Quebec. "Canadian Benefit Plans" means all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by the Company or any Guarantor having employees in Canada.

          (hh) The subsidiaries listed on Annex B attached hereto will be, upon the consummation of the Spinoff, the only "significant subsidiaries" of the Company (as defined in Rule l-02 of Regulation S-X under the Act).

          (ii)   The Company and the Guarantors or, to the knowledge of the Company and the Guarantors, any other person associated with or acting on behalf of the Company, the Guarantors or their respective subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

          (jj)   The Company and each of the Company's directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 related to loans.

          (kk) Immediately after the consummation of the Spinoff, the offering of the Securities and the New Credit Facility, the fair value and present fair saleable value of the assets of the Company and its subsidiaries, taken as a whole, will exceed the sum of its stated liabilities and identified contingent liabilities. None of the Company, the Guarantors or any of their respective subsidiaries is, nor will any of the Company, the Guarantors or any of their respective subsidiaries be, after giving effect to the execution, delivery and performance of this Agreement, the Indenture, the Securities, the Exchange Securities, the Registration Rights Agreement, the Spinoff Documents, the New Credit Facility and the consummation of any other of the transactions herein or therein contemplated, (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent.

          (ll)   The statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

          (mm) Each of the legal proceedings specified in Item 103 of Regulation S-K and each of the relationships and transactions specified in Item 404 of Regulation S-K that would have been required to be described in a prospectus if this offering had been registered under the Act has been so described in the Final Memorandum (exclusive of any amendment or supplement thereto).

          Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

        2.    Purchase and Sale.    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Guarantors agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company and the Guarantors, at a purchase price of 97.5% of the principal amount thereof, plus accrued interest, if any, from November 30, 2004 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

        3.    Delivery and Payment.    Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on November 30, 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

        4.    Offering by Initial Purchasers.

          (a)   Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

          (b)   Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors that:

              (i)  it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

              (A)  to those it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Act), or

              (B)  in accordance with Rule 903 of Regulation S;

             (ii)  neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

            (iii)  in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

            (iv)  neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

             (v)  it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company;

            (vi)  it and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S;

           (vii)  at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

              "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S."

          (viii)  it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

            (ix)  it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

             (x)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

            (xi)  it is an "accredited investor" (as defined in Rule 501(a) of Regulation D).

        5.    Agreements.    The Company and the Guarantors, jointly and severally, agree with each Initial Purchaser that:

          (a)   The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

          (b)   The Company will not amend or supplement the Final Memorandum without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

          (c)   If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

          (d)   Each of the Company and the Guarantors will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may reasonably request and will use its reasonable best efforts to maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company or any of the Guarantors be obligated to qualify to do business in any jurisdiction where they are not now so qualified or to take any action that would subject them to service of process in suits, other than those arising out of the offering or sale of the Securities, or taxation in any jurisdiction where they are not now so subject. The Company will promptly advise the Representatives of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e)   During the period of two years after the Closing Date, none of the Company or the Guarantors will, or permit any of their respective Affiliates to, resell any Securities that constitute "restricted securities" under Rule 144 that have been acquired by any of them.

          (f)    None of the Company, the Guarantors, any of their respective Affiliates or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

          (g)   None of the Company, the Guarantors, any of their respective Affiliates or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, and none of the Company, the Guarantors, any of their respective Affiliates or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (h)   So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company and the Guarantors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i)    The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities and the Exchange Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (j)    None of the Company, the Guarantors or any of their respective subsidiaries will for a period of 180 days following the Execution Time, without the prior written consent of Citigroup, offer, sell or contract to sell, or otherwise dispose of by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company and having a maturity of more than one year (other than the Securities or the Exchange Securities).

          (k)   None of the Company, the Guarantors or any of their respective subsidiaries will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (l)    The Company and the Guarantors, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification) and the filing with the Canadian securities regulators in each of the provinces in which sales are made of private placement notices or similar documents (including filing fees and the reasonable fees and disbursements of Davies Ward Phillips & Vineberg LLP, Canadian counsel to the Initial Purchasers, relating to such Canadian private placements); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company and the Guarantors of their obligations hereunder. Notwithstanding the foregoing, the Initial Purchasers shall pay their own expenses, including the fees and expenses of their counsel (except as provided in clause (vii) above and in Section 7 hereof).

          (m)  The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public.

          (n)   The Company will apply the net proceeds from the sale of the Securities in a manner consistent with the heading "Use of Proceeds" in the Final Memorandum.

        (o)   The Company will make such filings and notices that may be required by the appropriate Canadian provincial securities commissions and pay any requisite fees when due.

        6.    Conditions to the Obligations of the Initial Purchasers.    The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company and the Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions:

        (a)   The Company shall have requested and caused (i) Sidley Austin Brown & Wood LLP, counsel for the Company and the Guarantors, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, the form of which is attached as Annex C and (ii) Baker & McKenzie LLP, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, the form of which is attached as Annex D.

        (b)   The Company shall have requested and caused Steven S. Heinrichs, General Counsel of the Company, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, the form of which is attached as Annex E.

        (c)   The Company shall have requested and caused (i) McCarthy Tétrault LLP, Canadian counsel for the Company and Neenah Paper Company of Canada ("NPCC"), to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, the form of which is attached as Annex F and (ii) McInnes Cooper LLP, Nova Scotia counsel for the Company and NPCC, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, the form of which is attached as Annex G.

        (d)   The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (e)   The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

            (i)  the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

           (ii)  since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the financial condition, prospects, earnings, business or properties of the Company, the Guarantors and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

        (f)    Each of the Guarantors shall have furnished to the Representatives a certificate of such Guarantor, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of such Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that the representations and warranties of such Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and such Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

        (g)   At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, (i) confirming that they are independent certified public accountants under Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings, (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Memorandum, as of a date not more than five days prior to the date thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings. All references in this Section 6(g) to the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

        (h)   Subsequent to the Execution Time, there shall not have been any change in, or affecting, the financial condition, prospects, earnings, business or properties of the Company, the Guarantors and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

        (i)    The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depository Trust Company

        (j)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

        (k)   The Company and Kimberly-Clark shall have executed the Spinoff Documents, and all conditions to the completion of the Spinoff set forth in Article VII of the Distribution Agreement, other than the conditions set forth in Section 7.2 with respect to the delivery of the opinion of tax counsel only and Sections 7.9 and 7.12 thereof, but including the consummation of the transactions set forth in Sections 2.5(a) through (e) thereof as incorporated into Article VII by Section 7.12, shall have been satisfied or waived; provided, however, that any waiver of the conditions set forth in Section 7.12 of the Distribution Agreement with respect to the consummation of the transactions set forth in Sections 2.5(a) through (e) shall require the written consent of Citigroup, which consent shall not be unreasonably withheld.

        (l)    The Company shall have requested and caused Kimberly-Clark to furnish to the Representatives its undertaking, dated the Closing Date and addressed to the Representatives, the form of which is attached as Annex H.

        (m)  The Company shall have furnished to the Representatives its undertaking, dated the Closing Date and addressed to the Representatives, the form of which is attached as Annex I.

        (n)   Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents with respect to itself and its subsidiaries as the Representatives may reasonably request.

        (o)   All conditions to funding under the New Credit Facility shall have been satisfied or waived.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, on the Closing Date.

        7.    Reimbursement of Expenses.    If (a) the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, or (b) the Spinoff is not consummated on or prior to 11:59 pm, New York City time, on November 30, 2004, and, as a result, the Company is required to redeem the Securities pursuant to the special mandatory redemption feature described in the Final Memorandum, the Company and the Guarantors will reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable fees and disbursements of its U.S. and Canadian counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

        8.    Indemnification and Contribution.

        (a)   The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory or Canadian provincial law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein; provided further, however, that with respect to any untrue statement or omission of a material fact made in the Preliminary Memorandum, the indemnity agreement contained in this Section 8(a)

shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Initial Purchaser occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Final Memorandum to the Representatives, (x) delivery of the Final Memorandum was required by law to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Memorandum. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have.

        (b)   Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, the Guarantors, each of their respective Affiliates, directors, officers and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company and the Guarantors acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading "Plan of Distribution," (A) the 5th sentence of the 9th paragraph related to market-making activities and (B) the 10th paragraph related to over-allotment, syndicate covering and stabilization transactions in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

        (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action;

or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

        (d)   In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantors and the Initial Purchasers severally (in proportion to their respective purchase obligations hereunder) agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively "Losses") to which the Company or any Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Initial Purchasers severally (in proportion to their respective purchase obligations hereunder) shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or any Guarantor on the one hand or by the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act and each officer, director and Affiliate of the Company or any Guarantor shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

        9.    Default by an Initial Purchaser.    If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in

Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser, the Company or any Guarantor. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and the Guarantors or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

        10.    Termination.    This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's common stock shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such exchange or the Nasdaq National Market; (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

        11.    Representations and Indemnities to Survive.    The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company, the Guarantors or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

        12.    Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (678) 518-3283 and confirmed to it at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005, Attention: General Counsel.

        13.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

        14.    Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        15.    Jurisdiction.    The Company and the Guarantors agree that any suit, action or proceeding against the Company or any of the Guarantors brought by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company and the Guarantors hereby appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as their authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accept the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company and the Guarantors hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and the Guarantors agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or any of the Guarantors. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

        16.    Waiver of Immunity.    To the extent that the Company or any of the Guarantors has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and the Guarantors hereby irrevocably waive and agree not to plead or claim such immunity in respect of their respective obligations under this Agreement.

        17.    Currency.    To the fullest extent permitted by law, the obligations of the Company and the Guarantors in respect of any amount due under this Agreement will, notwithstanding any payment in any currency other than U.S. dollars (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in U.S. dollars (the "relevant currency") that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company and the Guarantors will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company or any of the Guarantors not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect. If, however, the amount in the relevant currency that may be so purchased is in excess of the amount originally due, the party who has received such payment will return such excess amount, in the relevant currency, to the Company or such Guarantor, as applicable.

        18.    Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        19.    Headings.    The section headings used herein are for convenience only and shall not affect the construction hereof.

        20.    Definitions.    The terms that follow, when used in this Agreement, shall have the meanings indicated.

        21.    Further Agreement.    Notwithstanding any other provision of this Agreement, in the event that the sale of the Securities takes place in accordance with Section 2 of this Agreement but the Spinoff is not consummated on or prior to 11:59 pm, New York City time, on November 30, 2004, and, as a result, the Company is required to redeem the Securities pursuant to the special mandatory redemption feature described in the Final Memorandum, then (i) each of the Initial Purchasers shall promptly reimburse the Company for the "spread" paid by the Company to the Initial Purchasers on the Closing Date (i.e. 2.5% of the principal amount of Securities purchased by such Initial Purchasers), and (ii) the Company shall reimburse the Initial Purchasers for their expenses as provided in Section 7 of this Agreement as if the sale of the Securities had not been consummated.

        "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

        "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York.

        "Citigroup" shall mean Citigroup Global Markets Inc.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Commission" shall mean the Securities and Exchange Commission.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

        "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "PORTAL" shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

        "Regulation D" shall mean Regulation D under the Act.

        "Regulation S" shall mean Regulation S under the Act.

        "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantors and the several Initial Purchasers.

Very truly yours,
Neenah Paper, Inc.
By:	/s/ BONNIE C. LIND Name: Bonnie C. Lind Title: Vice President
Neenah Paper Sales, Inc.
By:	/s/ BONNIE C. LIND Name: Bonnie C. Lind Title: Vice President
Kimberly-Clark Michigan, Inc.
By:	/s/ BONNIE C. LIND Name: Bonnie C. Lind Title: Vice President
Neenah Paper Company of Canada
By:	/s/ BONNIE C. LIND Name: Bonnie C. Lind Title: Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
Citigroup Global Markets Inc. Goldman, Sachs & Co. J.P. Morgan Securities Inc.
By:	Citigroup Global Markets Inc.
By:	/s/ WHIT MARSHALL Name: Whit Marshall Title: Director
For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$75,000,000
Goldman, Sachs & Co.	75,000,000
J.P. Morgan Securities Inc.	75,000,000

Total	$225,000,000

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  Exhibit 10.1
SCHEDULE I